SEQUENT COMPUTER SYSTEMS, INC. - SUBSIDIARIES


ENTERPRISE FINANCE COMPANY (Oregon)

SEQUENT EXPORT, INC. (Barbados)


CANADA:

SEQUENT COMPUTER SYSTEMS (CANADA) LIMITED


EUROPE:

SEQUENT COMPUTER SYSTEMS LIMITED (United Kingdom)

SEQUENT COMPUTER SYSTEMS A.B.(Sweden)

SEQUENT COMPUTER SYSTEMS GmbH (Germany)

SEQUENT COMPUTER SYSTEMS, S.A. (France)

SEQUENT COMPUTER SYSTEMS, B.V.(Netherlands)

SEQUENT COMPUTER SYSTEMS, spol. s r.o. (Czechoslavkia)



JAPAN:


SEQUENT COMPUTERS JAPAN CO., LTD.


ASIA:

SEQUENT COMPUTER SYSTEMS (N.Z.) LIMITED (New Zealand)

SEQUENT COMPUTER SYSTEMS AUSTRALIA PTY. LIMITED

SEQUENT COMPUTER SYSTEMS ASIA LIMITED (Hong Kong)

SEQUENT COMPUTER SYSTEMS (SINGAPORE) PTE. LIMITED